SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 2, 2003
                                                ----------------------------

                               Mirant Corporation
             (Exact name of registrant as specified in its charter)

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            Delaware            001-16107                     58-2056305
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  (State or other jurisdiction  (Commission File   (IRS Employer Identification
        of incorporation)        Number)                             No.)


    1155 Perimeter Center West Suite 100, Atlanta, Georgia              30338
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           (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code      (678) 579-5000
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                                       N/A
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              (Former name or former address, if changed since last report.)



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Item 5.         Other
Recent Developments

Dispositions

     In May 2003, Mirant announced that it had entered into agreements to sell its Canadian natural gas aggregator services contracts, a significant portion of its natural gas transportation contracts and a portion of its storage contracts. The contracts included in the sale represent 380 million cubic feet per day of natural gas transportation assets and approximately 1.3 billion cubic feet of natural gas storage, as well as Mirant's "netback pool." The netback pool is the portion of the natural gas marketing contracts that market the aggregate supply of natural gas from over 500 Canadian natural gas producers associated with the former TransCanada pool business. The transaction is one of several which should allow Mirant to exit the majority of its Canadian natural gas storage, transportation, portfolios of trading transactions and aggregator services contracts and reduce its collateral obligations by over $200 million.

     In May 2003, Mirant announced that it had entered an agreement to sell all but one half of one percent of its 50% ownership interest in the 238 MW Birchwood generating plant located near Fredricksburg, Virginia for approximately $71 million.

Commencement of Operation

     In May 2003, Mirant began commercial operation of its 533 MW Apex gas-fired generating plant located north of Las Vegas, Nevada.

    In June 2003, Mirant began commercial operation of its 259 MW expansion of the Sugar Creek gas-fired generating plant near Terre Haute, Indiana.


Minority Shareholder Put Option

     In May 2003, Mirant Asia-Pacific Limited's subsidiary paid approximately $30 million to acquire an additional 4.26% ownership interest in the Pagbilao project located in the Philippines increasing Mirant's ownership interest in the Pagbilao project from 91.48% to 95.74%. The remaining minority interest subject to the put agreement is 4.26%.

Long-Term Agreements

     In March 2003, Mirant entered into a long-term agreement to provide approximately 260 MW of wholesale electricity to Unitil Energy Systems, Inc. which will resell the electricity to its New Hampshire customers. Under this agreement, Mirant will also assume eight contracts for electric generation. This agreement was approved by the New Hampshire Public Commission on March 14, 2003.

     In April 2003, the Public Utilities Commission of Nevada approved three long-term power contracts with Mirant and Nevada Power Company. Under the contracts, which extend to April 2008, Mirant will provide 325 MW of capacity and electricity to Nevada Power Company.

Jamaica Public Service Company - Credit Facilities

     In March 2003, Jamaica Public Service Company ("JPSCO"), in which Mirant has an 80% ownership interest, entered into a $30 million 7 year amortizing credit facility with RBTT Merchant Bank Limited, Trinidad. In May 2003, JPSCO entered into a $45 million 11.5 year amortizing credit facility with International Finance Corporation (IFC). Amortization for this facility begins in 2007. Both loans were used to finance the Bogue construction project and are non-recourse to Mirant Corporation. The borrower has agreed to a number of standard covenants, including (i) restrictions on change of control; (ii) restrictions on the issuance or purchase of borrower's shares; (iii) limitations on transactions with affiliates; (iv) limitations on the incurrence of new debt and; (v) limitations on dividends.

Extension on Loan Waiver

     In May 2003, Mirant's bank lenders, including lenders party to the Mirant Americas Development turbine facility, extended the original waiver agreement granted on April 18, 2003 to July 14, 2003. The waiver as extended also includes a provision that limits the future use of letters of credit to existing beneficiaries in amounts not to exceed current levels.


Western Rate Payer Litigation

    On April 28, 2003, a purported class action suit, Egger et al. v. Dynegy, Inc. et al., was filed in the Superior Court for the County of San Diego, California, against various owners of electric generation facilities in California and marketers of electricity and natural gas, including Mirant and various of its subsidiaries, on behalf of all persons who purchased electricity in Oregon, Washington, Utah, Nevada, Idaho, New Mexico, Arizona and Montana from January 1, 1999. The plaintiffs allege that defendants engaged in unlawful, unfair, and deceptive practices in the California and Western wholesale electricity markets, including withholding energy from the market to create artificial shortages, creating artificial congestion over transmission lines, selling electricity bought in California to out of state affiliates to create artificial shortages and then selling the electricity back into the state at higher prices. The plaintiffs contend that the defendants conspired among themselves and with subsidiaries of Enron Corporation to withhold electricity from the PX and CAISO markets and to manipulate the price of electricity sold at wholesale in the California and Western markets. The defendants' unlawful manipulation of the wholesale energy market, the plaintiff alleges, resulted in supply shortages and skyrocketing energy prices in the western United States, which in turn caused drastic rate increases for retail consumers. The plaintiffs assert claims under California's antitrust statute and its Unfair Competition Act. The plaintiffs contend that the defendants alleged wrongful conduct has caused damages in excess of one billion dollars and seek treble damages, injunctive relief, restitution, and an accounting of the wholesale energy transactions entered into by the defendants from 1998.


Edison Mission Energy Litigation
     In connection with the litigation discussed in note 15 of Mirant's 2002 Annual Report on Form 10-K concerning two subsidiaries of Edison International (collectively "EME") that have filed a law suit against Mirant as a result of the non-completion of the sale of EcoElectrica Holdings Ltd., on April 29, 2003, EME amended its complaint to assert additional claims for fraudulent misrepresentation and concealment, conspiracy to defraud, and negligent misrepresentation. The Company continues to believe that it did not breach its agreement with EME.






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     June 2, 2003                        MIRANT CORPORATION



                                              By: /s/ Dan Streek
                                                  ------------------------------
                                                  Dan Streek
                                                  Vice President and
                                                  Controller
                                                  (Principal Accounting Officer)